UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Provident Financial Holdings, Inc. (“Corporation”), the holding company for Provident Savings Bank, F.S.B., held its Annual Meeting of Shareholders on Tuesday, November 29, 2011 in Riverside, California.  The results of the vote for the four items presented at the meeting were as follows:

1.	Election of Directors:
Shareholders elected the following nominees to the Board of Directors for a three-year term ending 2014 by the following vote:

	For		Withheld		Broker Non-Vote
Nominee	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes	Percentage
Craig G. Blunden	8,574,462	98.4	134,776	1.6	2,260,555	N/A
Roy H. Taylor	8,583,591	98.6	125,647	1.4	2,260,555	N/A

The following directors, who were not up for re-election at the Annual Meeting of Shareholders, will continue to serve as directors: Joseph P. Barr, Bruce W. Bennett, Debbi H. Guthrie, Robert G. Schrader and William E. Thomas.

2.	Advisory (Non-Binding) Vote on Executive Compensation:
Shareholders approved the executive compensation by the following vote:

	Number of Votes	Percentage
For	8,517,939	97.8
Against	46,671	0.5
Abstain	144,628	1.7
Broker Non-Vote	2,260,555	N/A

3.	Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on Executive Compensation:
Shareholders approved an advisory vote on executive compensation to be held annually by the following vote:

	Number of Votes	Percentage
One Year	7,045,552	80.9
Two Years	366,817	4.2
Three Years	733,388	8.4
Abstain	563,480	6.5
Broker Non-Vote	2,260,556	N/A

4.	Ratification of Appointment of Independent Auditor:
Shareholders ratified the appointment of Deloitte & Touche LLP as the Corporation’s independent auditor for the fiscal year ending June 30, 2012 by the following vote:

	Number of Votes	Percentage
For	10,949,133	99.8
Against	16,094	0.2
Abstain	4,566	0.0

The Corporation posted its annual meeting presentation on the Corporation’s website, www.myprovident.com, under Presentations in the Investor Relations section.  A copy of the Annual Meeting Presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1Annual Meeting Presentation of Provident Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2011	Provident Financial Holdings, Inc.

/s/ Donavon P. Ternes
Donavon P. Ternes
President, Chief Operating and
Chief Financial Officer